UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut  06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, the stockholders of SI Financial Group, Inc. (the “Company”) approved the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “Plan”). Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan.  The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as Appendix A to, the Company’s definitive proxy materials for the Company’s 2012 annual meeting of stockholders, which were filed with the Securities and Exchange Commission on March 30, 2012.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Company was held on May 9, 2012.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD
Donna M. Evan	7,199,916	348,079
Henry P. Hickley	7,205,645	342,350

There were 1,869,692 broker non-votes on the proposal.

2.
The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
9,345,356	23,108	49,223

There were no broker non-votes on the proposal.

3.	The approval of the SI Financial Group, Inc. 2012 Equity Incentive Plan was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
6,886,824	640,224	20,947

There were 1,869,692 broker non-votes on the proposal.

4.	The non-binding resolution to approve the compensation of the named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
7,060,085	410,996	76,914

There were 1,869,692 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: May 11, 2012	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer